FELLOW SHAREHOLDERS:

In fiscal 2004 we made great strides toward realizing our vision of revolutionizing the electronics industry with spintronics. Highlights of the past year include:
  * Product sales more than doubled and net income more than tripled.

  * Together with our licensees we brought revolutionary Magnetic Random Access Memory (MRAM) closer to commercialization.

  * Our world-class research team expanded our intellectual property portfolio and won a number of important government contracts.

Sensors and Couplers Now
We manufacture and sell spintronic sensors and couplers, which are targeted for factory automation. These unique components offer three to four times the accuracy and twice the data rate of conventional electronics. This allows our customers to make better products at lower costs. We added several new products in the past year to extend our leadership position. New couplers include low power and high channel density devices, while our new sensors provide richer data for a new generation of controls.

MRAM Soon
The current fiscal year could be pivotal for MRAM, a revolutionary spintronic memory. We are pioneers in MRAM, which has been called the ideal memory because it combines the high speed and small size of semiconductor memories with the ability of disks to retain data with power removed.

Monetizing Our MRAM Intellectual Property
We have an agreement for Motorola to pay us royalties and a contract for Cypress to manufacture MRAMs we can resell. Motorola has reported sampling MRAMs and plans to be in pilot production by late this calendar year. Cypress has said they are close to production-ready MRAM. Our strategy is to pursue additional license agreements now that the commercial viability of the technology is more assured.

Building Our Infrastructure
New employees and equipment increased our production capacity. We also expanded our distribution, which will help meet the growing demands for our current and future product lines.

Strengthening Our Intellectual Property
Since my last letter, we have been granted five U.S. patents and several foreign patents. We also made a number of patent applications. These patents strengthen barriers to our competition and give us more to offer potential licensees.

Record contract revenue in fiscal 2004 helped us develop intellectual property and products. Current contracts include three development programs for gigabit MRAM with densities comparable to DRAM.

Leading a Revolution
I thank our extraordinary employees for their efforts the past year. We feel we are at the cusp of a generational change in the electronics industry and are determined to make the most of our unique opportunity to lead this technology revolution.

Sincerely,


/s/ Daniel A. Baker
Daniel A. Baker, Ph.D.
President and Chief Executive Officer
June 18, 2004

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OUR PRODUCT PORTFOLIO:

SPINTRONIC SENSORS
What they do:
Determine the position of an actuator such as a robot arm.

How they work:
  Magnetic field disturbances change the spin of electrons in a spin valve or spin dependent tunnel junction. The resulting resistance change is converted to a digital signal.

Why they are better:
  Three to four times more precise and ten times more sensitive than other types of sensors, for more accurate robotic machine control.


SPINTRONIC COUPLERS
What they do:
  Transmit digital data at very high speed.

How they work:
  A microscopic coil creates a small magnetic field which flips electron spin in a spin valve, changing its resistance. This is reconstituted as a digital output signal.

Why they are better:
  More than twice as fast and half the size of the best optical couplers, yielding more efficient automation systems.


MRAM
What it does:
  Nonvolatile data storage.

How it works:
  Data is written by a small electrical current which creates a magnetic field which flips electron spins in a spin-dependent tunnel junction. Data is read as the resistance of the junction.

Why it is better:
  MRAM has been called the ideal memory because it has the potential to combine the best attributes of different semiconductor memories: the speed of SRAM, the density of DRAM, and the nonvolatility of Flash memory.